Exhibit 99.1
AgileThought Reports First Quarter 2023 Financial Results

Continued Progress Towards Long-Term Goals

Irving, Texas (May 12, 2023) — AgileThought, Inc. (“AgileThought” or the “Company”) (NASDAQ: AGIL), a global provider of digital transformation services, custom software development, and next generation technologies, today reported results for the first quarter ended March 31, 2023.

First Quarter 2023 Highlights and Results:
•Revenue was $41.8 million, down 5.4% year over year from $44.2 million in Q1 2022 and down 2.8% sequentially from $43.1 million in Q4 2022, as the company continues to exit non-core revenues, and also witnessed some market volatility since mid-March.
•Gross margin of 34.2% increased 290 bps year-over-year from 31.3% in Q1 2022, and increased 260 bps sequentially from 31.6% in Q4 2022. This implies a gross profit increase of 3.4% from Q1 2022 and a 5.2% increase from Q4 2022.
•Four new clients added during the quarter.

“I am proud of our first quarter achievements. While the revenues in the quarter were below our guidance, impacted by the recent market volatility, we took strides in building our pipeline and feel strongly about the second half of this year. We continued our exit from non-core revenues, and small non-strategic accounts, which helped us perform better than expected on gross margin and is expected to help us towards revenue growth and improved gross margin. We look forward to continuing to enhance relationships with new and current clients by staying at the forefront of transformational technologies. Recently, we launched two new guilds: Applied AI and Gaming and appointed Eric Purdum as our new CRO. All these changes are key to position AgileThought as the market leader,” commented AgileThought Chief Executive Officer Manuel Senderos.

“Our continued exit from non-core revenues and small non-strategic accounts, along with our robust deal governance structure, helped us grow our gross margin and is expected to help us improve our SGA in the coming quarters. Together, this gives us confidence in achieving strong Adjusted Operating Income this year, and improving Adjusted Operating margin levels in the not too distant future. While the recent market volatility impacts our revenue projection for the full year, our improvements in gross margin and SGA are expected to help us achieve better Adjusted Operating Income for the full year than we previously expected” commented AgileThought Chief Financial Officer Amit Singh.

Full Year 2023 Outlook

The table below summarizes AgileThought’s financial outlook for the full year of 20231.

•Revenues for the full year 2023 of at least $185.0 million, implying at least 4.6% year over year growth
•Gross margin for the full year 2023 in 34.5% to 35.5% range
•Adjusted Operating Income for the full year of at least $13.7 million, implying at least 20.2% year over year growth
•Our outlook reflects the Company’s ongoing exit from non-core business and small non-strategic accounts.

The above outlook is dependent on the availability to us of sufficient liquidity and capital resources. We are in default with respect to our principal financing arrangements and there is substantial doubt about our ability to continue as a going concern. As of April 30, 2023, we had available cash of $1.8 million. We are evaluating strategies to obtain the required additional funding for future operations , which strategies may include, but are not limited to, seeking private equity financing, restructuring our debt, seeking for strategic merger and acquisition alternatives, and restructuring operations to increase revenues and decrease expenses.

The Company is not able, at this time, to provide GAAP targets for operating income for the second quarter of 2023 because of the difficulty of estimating certain items excluded from Non-GAAP Adjusted Operating Income that cannot be reasonably predicted, such as the change in fair value of embedded derivative, plus the change in fair value of warrant liability, plus equity-based compensation expense, plus impairment charges, plus restructuring expenses, plus (gain) loss on business dispositions, plus loss on debt extinguishment, plus intangible assets amortization, plus certain transaction costs and certain other operating expense, net.

Conference Call and Webcast Information

AgileThought will host its first quarter 2023 Earnings Conference Call on Friday May 12, 2023, at 8:00 AM Eastern Time. The Earnings Conference Call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters.

The first quarter 2023 Earnings Conference Call will be webcast live and via telephone. Those wishing to participate via webcast should access the call through the Company’s Investor Relations website at https://ir.agilethought.com/. Those wishing to participate via telephone may dial in at 1-888-770-7296 (domestic) or 1-929-203-0873 (international), Conference ID 2253206. The conference call replay will be available via webcast through the Company’s Investor Relations website.

A webcast replay of the call will be available approximately one hour after the end of the call through August 2, 2023. The webcast replay can be access via the above links.

About AgileThought, Inc.
AgileThought is a pure play leading provider of agile-first software at scale, end-to-end digital transformation and consulting services to Fortune 1000 customers with diversity across end-markets and industry verticals. For years, Fortune 1000 companies have trusted AgileThought to solve their digital challenges and optimize mission-critical systems to drive business value. AgileThought’s solution architects, developers, data scientists, engineers, transformation consultants, automation specialists, and other experts located across the United States and across Latin America deliver next-generation software solutions that accelerate the transition to digital platforms across business processes.
For more information, visit https://agilethought.com/.
Forward-Looking Statements

This press release includes financial guidance and other “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. AgileThought’s actual results may differ from the expectations, estimates, projections and other information included in these forward-looking statements, and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipates,” “intends,” “plans,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AgileThought’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: AgileThought’s financial and business performance; AgileThought’s ability to repay and/or continue to service its indebtedness; AgileThought’s future capital requirements and sources and uses of cash; AgileThought’s ability to obtain funding for future operations; AgileThought’s business, expansion plans and opportunities; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; AgileThought’s ability to develop, maintain and expand client relationships, including relationships with our largest clients; changes in domestic and foreign business, market, financial, political, regulatory and legal conditions; AgileThought’s ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably; costs related to the business combination; AgileThought’s ability to successfully identify and integrate any future acquisitions; AgileThought’s ability to attract and retain highly skilled information technology professionals; AgileThought’s ability to maintain favorable pricing, utilization rates and productivity levels for our information technology professionals and their services; AgileThought’s ability to innovate successfully and maintain our relationships with key vendors; AgileThought’s ability to provide our services without security breaches and comply with changing regulatory, legislative and industry standard developments regarding privacy and data security matters; AgileThought’s ability to operate effectively in multiple jurisdictions in Latin America and in the United States in the different business, market, financial, political, legal and regulatory conditions in the different markets; developments and projections relating to our competitors and industry; expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012, as amended; changes in applicable laws or regulations; the outcome of any known and unknown litigation or legal proceedings and regulatory proceedings involving us; AgileThought’s ability to maintain the listing of our securities; and other risks and uncertainties indicated in AgileThought’s filings with the SEC. There may be additional risks that could cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect AgileThought’s expectations, plans or forecasts of future events and views only as of the date of this press release. AgileThought anticipates that subsequent events and developments will cause its assessments to change. However, while AgileThought may elect to update these forward-looking statements at some point in the future, AgileThought specifically disclaims any responsibility to do so.

Investor Contact
Mariana Franco
(888) 257-3001
investorrelations@agilethought.com

Key Business Metrics

We regularly monitor several financial and operating metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions. Our key non-GAAP and business metrics may be calculated in a different manner than similarly titled metrics used by other companies. For a reconciliation of non-GAAP to GAAP measures refer to our Non-GAAP Measures section further below.

	Three Months Ended March 31,
	2023	2022
Gross Profit Margin(1)	34.2%	31.3%
Loss from Operations (in thousands)	$(35,553)	$(10,055)
Adjusted Operating Income (Loss) (in thousands)	$(1,186)	$1,147
Net Loss (in thousands)	$(38,071)	$(6,298)
Adjusted Net Loss (in thousands)	$(4,162)	$(437)
Diluted EPS	$(0.80)	$(0.14)
Adjusted Diluted EPS	$(0.09)	$(0.01)
Number of large active clients (at or above $1.0 million of revenue in prior 12-month period) as of end of period (2)	33	29
Revenue concentration with top 10 clients as of end of period(3)	62.4%	61.5%
____________
(1)Calculated as net revenues for the period minus cost of revenue for the period, divided by net revenues.
(2)Defined as the number of active clients from whom we generated more than $1.0 million of revenue in the prior 12-month period. For comparability purposes, we include the clients of the acquired businesses that meet these criteria to properly evaluate total client spending evolution.
(3)Defined as the percent of our total revenue derived from our ten largest active clients.

AgileThought, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
(in thousands USD)	2023	2022
Net revenues	$41,844	$44,224
Cost of revenue	27,543	30,400
Gross profit	14,301	13,824

Operating expenses:
Selling, general and administrative expenses	15,417	12,619
Depreciation and amortization	1,863	1,754
Change in fair value of embedded derivative	(1,379)	—
Change in fair value of warrant liability	(815)	478
Loss on debt extinguishment	10,162	7,136
Equity-based compensation expense	1,547	518
Impairment charges	19,070	—
Restructuring expense	2,517	753
Other operating expenses, net	1,472	621
Total operating expense	49,854	23,879
Loss from operations	(35,553)	(10,055)

Interest expense, net	(4,217)	(3,313)
Other income, net	1,718	7,321
Loss before income tax	(38,052)	(6,047)

Income tax expense	19	251
Net loss	(38,071)	(6,298)

Net (loss) income attributable to noncontrolling interests	(12)	49
Net loss attributable to the Company	$(38,059)	$(6,347)

Selected Balance Sheet Data

(in thousands USD)	March 31, 2023	December 31, 2022
Cash, cash equivalents and restricted cash	$3,174	$8,691
Total assets	194,013	215,239
Total debt, net of unamortized debt issuance cost, debt premiums and debt discounts	84,523	76,056
Total liabilities	150,039	135,369
Total stockholders' equity attributable to the Company	44,043	79,924

Selected Cash Flow Data

	Three Months Ended March 31,
(in thousands USD)	2023	2022
Net cash used in operating activities	$(1,229)	$(5,111)
Net cash used in investing activities	(411)	(83)
Net cash used in financing activities	(3,735)	(669)

Selected Segment Data

	Three Months Ended March 31,
Revenue by Geography (in thousands)	2023	2022
United States	$26,113	$28,998
Latin America	15,731	15,226
Total	$41,844	$44,224

	As of March 31,		As of December 31,
Employees by Geography	2023	2022	2022
United States	211	310	249
Latin America	2,044	2,320	2,255
Total	2,255	2,630	2,504
Non-GAAP Measures
To supplement our consolidated financial data presented on a basis consistent with U.S. GAAP, we present certain non-GAAP financial measures, including Adjusted Operating (Loss) Income, Adjusted Net Loss and Adjusted Diluted EPS. We have included the non-GAAP financial measures because they are financial measures used by our management to evaluate our core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel. The measures exclude certain expenses that are required under U.S. GAAP. We exclude certain non-cash expenses and certain items that are not part of our core operations.
We believe these supplemental performance measurements are useful in evaluating operating performance, as they are similar to measures reported by our public industry peers and those regularly used by security analysts, investors and other interested parties in analyzing operating performance and prospects. The non-GAAP financial measures are not intended to be a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.
There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of our non-GAAP measures to the related GAAP financial measure. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view our non-GAAP measures in conjunction with GAAP financial measures.
We define and calculate our non-GAAP financial measures as follows:
•Adjusted Operating (Loss) Income: Loss from operations adjusted to exclude the change in fair value of embedded derivative, plus the change in fair value of warrant liability, plus equity-based compensation expense, plus impairment charges, plus restructuring expenses, plus (gain) loss on business dispositions, plus loss on debt extinguishment, plus intangible assets amortization, plus certain transaction costs and certain other operating expense, net.
•Adjusted Net Loss: Net loss adjusted to exclude the change in fair value of embedded derivative, plus the change in fair value of warrant liability, plus equity-based compensation expense, plus impairment charges, plus restructuring expenses, plus (gain) loss on business dispositions, plus foreign exchange loss (gain), plus loss (gain) on debt extinguishment and debt forgiveness, plus intangible assets amortization, plus certain transaction costs, plus paid in kind interest and amortization of debt issuance cost and certain other expense, net.
•Adjusted Diluted EPS: Adjusted Net loss, divided by the diluted weighted-average number of common shares outstanding for the period.
Reconciliation of Loss from Operations to Adjusted Operating (Loss) Income
The following table presents the reconciliation of our Adjusted Operating (Loss) Income to our Loss from operations, the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended March 31,
(in thousands USD)	2023	2022
Loss from operations	$(35,553)	$(10,055)
Change in fair value of embedded derivative	(1,379)	—
Change in fair value of warrant liability	(815)	478
Equity-based compensation expense	1,547	518
Impairment charges	19,070	—
Restructuring expenses[1]	2,517	753
Loss on debt extinguishment	10,162	7,136
Intangible assets amortization	1,793	1,608
Transaction costs	—	9
Other operating expense, net[2]	1,472	700
Adjusted Operating (Loss) Income	$(1,186)	$1,147
1 - Represents restructuring expenses associated with the ongoing reorganization of our business operations and realignment efforts.
2 - Represents professional service fees primarily comprised of legal fees in connection with debt modifications, tax consulting fees in connection with review advisory and corporate consolidation project assessments, as well as a non-recurring recruiting fee.

Reconciliation of Net Loss to Adjusted Net Loss and Adjusted Dilutive EPS
The following table presents the reconciliation of our Adjusted Net Loss to our Net loss, the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended March 31,
(in thousands USD, except shared data)	2023	2022
Net loss	$(38,071)	$(6,298)
Change in fair value of embedded derivative	(1,379)	—
Change in fair value of warrant liability	(815)	478
Equity-based compensation expense	1,547	518
Impairment charges	19,070	—
Restructuring expenses	2,517	753
Foreign exchange gain[1]	(1,729)	(252)
Loss (Gain) on debt extinguishment and debt forgiveness	10,162	(144)
Intangible assets amortization	1,793	1,608
Transaction costs	—	9
Paid in kind interests and amortization of debt issuance cost, premiums and discounts	1,260	1,974
Other expense, net[2]	1,483	917
Adjusted Net Loss	$(4,162)	$(437)
Number of shares used in Adjusted Diluted EPS	47,331,289	46,022,767
Adjusted Diluted EPS	$(0.09)	$(0.01)
1 - Represents foreign exchange loss (gain) due to foreign currency transactions
2 - Represents professional service fees primarily comprised of legal fees in connection with debt modifications as well as other miscellaneous non-operating/ non-recurring items.